Exhibit 99.1

Golub Capital BDC, Inc. Updates its Scheduled Earnings Conference Call and
Release Date of Fiscal Year 2015 First Quarter Results

CHICAGO, IL, January 20, 2015 - Golub Capital BDC, Inc., a business development company (NASDAQ: GBDC, www.golubcapitalbdc.com), announced today that it has updated its scheduled earnings conference call and release date of its financial results for its first fiscal quarter ended December 31, 2014.

Golub Capital BDC, Inc. will report its financial results for its first fiscal quarter ended December 31, 2014 on Friday, February 6, 2015 after the close of the financial markets.

Golub Capital BDC, Inc. will host an earnings conference call at 1:00 p.m. (Eastern Time) on Monday, February 9, 2015 to discuss its quarterly financial results.

All interested parties may participate in the conference call by dialing (800) 741-8620 approximately 10-15 minutes prior to the call; international callers should dial (212) 231-2918. Participants should reference Golub Capital BDC, Inc. when prompted. An archived replay of the call will be available shortly after the call until 3:00 p.m. (Eastern Time) on March 11, 2015. To hear the replay, please dial (800) 633-8284. International dialers, please dial (402) 977-9140. For all replays, please reference program ID number 21759578.

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. (“Golub Capital BDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Golub Capital BDC invests primarily in senior secured, one stop, second lien and subordinated loans of middle-market companies that are often sponsored by private equity investors. Golub Capital BDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies (“Golub Capital”).

ABOUT GOLUB CAPITAL

Golub Capital is a nationally recognized credit asset manager with over $10 billion of capital under management. Golub Capital has three highly complementary business lines: Middle Market Lending, Broadly Syndicated Loans and Opportunistic Credit. Golub Capital’s lending offices are located in Chicago, New York and San Francisco. For more information, please visit the firm’s website at www.golubcapital.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Ross Teune
312-284-0111
rteune@golubcapital.com

Source: Golub Capital BDC, Inc.